UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): February 5, 2016

US Nuclear Corp.

(EXACT NAME OF REGISTRANT AS SPECIFIED IN CHARTER)

Delaware	000-54617	45-4535739
(STATE OR OTHER JURISDICTION OF INCORPORATION OR ORGANIZATION)	(COMMISSION FILE NO.)	(IRS EMPLOYEE IDENTIFICATION NO.)

7051 Eton Avenue

Canoga Park, CA 91303

(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)

(818) 883-7043

(ISSUER TELEPHONE NUMBER)

N/A

(FORMER NAME OR FORMER ADDRESS, IF CHANGED SINCE LAST REPORT)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting Material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 1 – REGISTRANT’S BUSINESS AND OPERATIONS

Item 1.01 Entry into a Material Definitive Agreement

Overhoff Technology Corporation is an Ohio corporation and wholly-owned subsidiary of US Nuclear Corp., a Delaware corporation (collectively referred to herein as the “Company”).

On February 5, 2016, the Company entered into a Purchase Order with Radiation Measurement Systems (“RMS”) located at 81 Romeo Crescent in Woodbridge, Ontario, Canada (the “RMS Agreement”). On February 5, 2016, RMS entered into a Purchase Order with SNC-Lavalin Nuclear, Inc., a Canadian corporation located at 2275 Upper Middle Road East in Oakville, Ontario, Canada L6H 0C3 to refurbish the D-2-O Heavy Water Management Building, West Annex Project (the “RMS/SNC Agreement”). RMS will be providing a fixed area alarming tritium monitoring system purchased from the Company under the RMS Agreement at the Darlington Energy Centre in Courtice, Ontario, Canada under the RMS/SNC Agreement. The shipment is scheduled to occur on or by July 29, 2016, unless subsequently modified by the parties, and the total contract price under the RMS Agreement to the Company is $391,147. There is no relationship between RMS and the Company, or its subsidiaries.

SECTION 9 – FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01 Financial Statement and Exhibits.

(d) Exhibits:

Exhibit No.	Document
10.1	Radiation Measurement Systems Purchase Order

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

U.S. Nuclear, Inc.

By:  /s/ Robert Goldstein

Name:  Robert Goldstein

Title: Chief Executive Officer and President

Dated: February 29, 2016

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